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                                                                    EXHIBIT 23.7

                          CONSENT OF FINANCIAL ADVISOR

     We hereby consent to the inclusion in the Joint Proxy Statement and Prospectus forming a part of this Registration Statement on Form S-4 of our opinion attached as Appendix D thereto, the inclusion of the summary of and the reference to such opinion therein, and to the reference to our firm therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

Dated: June 13, 1995

                                       WERTHEIM SCHRODER & CO. INCORPORATED

                                       By: /s/  KENNETH SIEGEL
                                           --------------------------------

                                         Kenneth Siegel
                                         Managing Director